     UNITED STATES      PRIVATE
     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549


     Form 8-K

     Pursuant to Sections 13 or 15(d) of
     the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  March 6, 1998



     WHITNEY AMERICAN CORPORATION
     (Exact name of registrant as specified in charter)


     DELAWARE
     (State or other jurisdiction of incorporation or organization)


               0-22907                              84-1070022
       (Commission File Number)          (I.R.S. Employer Identification Number)



     8150 East Leesburg Pike, Suite 1200, Vienna, Virginia 22182
     (Address of Principal Executive Offices and Zip Code)


     (703) 893-0582
     (Registrant's telephone number, including area code)




     12373 E. Cornell Avenue, Aurora, Colorado 80014
     (Former name or former address, if changed since last report)

Item 1.     CHANGE IN CONTROL.

Acquisition of Other Businesses

     Whitney American Corporation, a Delaware corporation ("Company"), entered into and consummated the following Stock Exchange Agreements (collectively, the "Agreements") dated March 6, 1998, among the Company and Kemron Environmental Services, Inc., a New York corporation ("Kemron"), and its shareholders ("Kemron Agreement"); Coastline International, Inc., a Delaware corporation ("Coastline"), and its shareholders ("Coastline Agreement"); New Horizons, Inc., a Delaware corporation ("New Horizons"), and its shareholders ("New Horizons Agreement"); and Exeter Group, Inc., a Florida corporation ("Exeter"), and its shareholders ("Exeter Agreement"). Pursuant to the Agreements the Company acquired such corporations in a stock-for-stock exchange with the shareholders of those corporations, issuing an aggregate of 8,000,000 common shares to consummate the acquisitions. These transactions are sometimes collectively referred to below in this report as the "Exchange."

     In connection with the Exchange, the Company has undergone a change of control by virtue of changes in share ownership and changes in its management and board of directors, both as described below. Neither of the companies acquired pursuant to the Agreements nor their respective shareholders were affiliates of the Company or known to own any of the shares of the Company prior to the Exchange. Information concerning the Company's new executive officers, directors and principal shareholders is set forth below, as is a description of the business of the companies acquired.

     The Company did not mail to shareholders or file with the Securities and Exchange Commission any notice pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Rule 14f-1 thereunder, because it obtained the prior approval of its shareholders for the Exchange in accordance with Section 228 of the Delaware General Corporation Law.

     CHANGE IN MANAGEMENT

Issuance of Shares

     At the time of consummating the Exchange, the Company had an aggregate of 362,515 common shares issued and outstanding. As called for in the Agreements, the Company has issued an aggregate of 8,000,000 additional common shares. Accordingly, the shareholders of Kemron, Coastline, New Horizons and Exeter, as a group, own approximately 95% of the Company's 8,362,515 currently issued and outstanding shares.

Change of Control

     Prior to execution of the Purchase Agreement, Stephen M. Siedow was the sole director and executive officer of the Company, as permitted by Delaware law. Pursuant to the Agreements, Mr. Siedow resigned as an officer and director of the Company, and the persons named below were elected to the respective positions noted as the executive officers and directors of the Company.

Executive Officers and Directors

     The current executive officers and directors of the Company are listed below, all of whom assumed office effective March 10, 1998. Directors serve one-year terms until the next annual meeting of shareholders, or until successors have been elected and duly qualified. Officers hold office at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist.

    Juan J. Gutierrez              DIRECTOR, Chairman, Chief Executive Officer

    Hector I. Hernandez, Sr.       DIRECTOR, Executive Vice President, Secretary

    Heatherlynn Colburn            DIRECTOR, Chief Operating Officer, Executive
                                    Vice President

    John Heishman                  DIRECTOR, Assistant Secretary, Treasurer

    Michael Goldberg               DIRECTOR

    David Vandenberg               DIRECTOR

    John M. Dwyer                  DIRECTOR


Biographical Information

     Following is a brief account of the business experience during at least the past five years of each director and executive officer, including the principal occupation and employment during that period.

     JUAN J. GUTIERREZ, 56, is Chairman and CEO of the Company. He has been Chairman and CEO of Kemron Environmental Services, Inc. since 1983, when he purchased Kemron. He is also Chairman and CEO of InterAmerica Technologies, Inc., a software development and systems integration company which he found in 1971. Both companies have enjoyed rankings on the list of the 500 largest Hispanic-owned businesses compiled by Hispanic Business magazine. Mr. Gutierrez has received numerous achievements and community awards, including being selected by the U.S. Hispanic Chamber of Commerce as the 1984 Hispanic Businessman of the Year, and receiving the 1994 Small Business Administration's Lifetime Minority Business Achievement Award. He is a graduate of Pan American University at Edinburg, Texas.

     HECTOR I. HERNANDEZ, SR., ESQ., 37, is an Executive Vice President, Secretary, General Counsel and Director of the Company. Mr. Hernandez is a licensed attorney, and received his Juris Doctor degree from Georgetown University Law Center in Washington, DC, in 1986. From 1990 to 1993, Mr. Hernandez served as officer and director of Sibir, Inc., U.S.A., a Virginia corporation which in 1994 was liquidated pursuant to Chapter seven of the U.S. Bankruptcy Code. From 1986 to 1990, Mr. Hernandez was an attorney with the U.S. Department of State. Mr. Hernandez presently serves as a director of HDN, Inc., which filed a form S-1 Registration Statement with the Securities and Exchange Commission on December 31, 1997.

     HEATHERLYNN COLBURN, 28, is an Executive Vice President, Chief Operating Officer and Director of the Company. She is also the Chairman of the Board and CEO of Costa Real Corporation, a shareholder of the Company; and a director of HDN, Inc., a Delaware corporation which recently filed an S-1 Registration Statement with the Securities and Exchange Commission. Ms. Colburn provides in-depth knowledge of the financial markets and financial communities, and will play an integral role in the development of the Company's expansion of its markets from regional to national.

     JOHN M. DWYER, 37, is a Director of the Company, and a Vice President of Kemron. Mr. Dwyer is responsible for the management and administration of Kemron's Consulting and Engineering Division, including profit and loss performance, and is Kemron's head of marketing. He has been with Kemron for over 17 years and brings a wealth of experience and expertise in the development, design, and execution of small and large scale environmental programs involving hazardous waste site investigations, remedial construction, environmental assessments and permitting assistance services, as well as leaking underground storage tanks. Mr. Dwyer holds an A.S. degree in computer and electrical technology from the Southern Institute of Technology.

     MICHAEL GOLDBERG, 48, is a Director of the Company and an officer of Exeter Group, Inc. Mr. Goldberg graduated dean's list from the Pennsylvania State University in 1971. Mr. Goldberg graduated as an Asper Fellow from the University of Maryland Law School in 1974. In 1973 and 1974, Mr. Goldberg served as an Asper Fellow with the United States Attorney's Office (Criminal Division) in Washington, D.C. Mr. Goldberg worked on the Watergate case as well as other major cases. From 1974 through 1977, Mr. Goldberg was an Assistant District Attorney in Philadelphia, PA. Mr. Goldberg served in the Narcotics, Major Trials and Homicide Division. From 1978 until 1986, Mr. Goldberg was in private practice with his firm representing such clients as F. Lee Bailey, Mayor Frank L. Rizzo, the Philadelphia Eagles and the City of Philadelphia. Mr. Goldberg became Chairman, CEO and President of RX Medical Services Corp. (a publicly traded company listed on the American Stock Exchange), in 1991, and oversaw the growth of that company from $2.7 million to over $20 million in annual revenues. Mr. Goldberg resigned as Chairman and CEO of RX Medical Services Corp. in December 1997. Mr. Goldberg has received honors as Who'' Who Leading American Executives in 1992; Adaptive Business Leaders Organization (ABL) in 1992; and Outstanding Young Man of America in 1983.

     DAVID VANDENBERG, 41, is a Director of the Company, and a Vice President of Kemron. He is a 1979 graduate of the University of Wisconsin with degrees in Chemistry and Business. With 19 years of experience in the environmental field, he has been involved with the development and management of Kemron's business through the changes in legislation, market conditions and growth of the environmental service industry. He has managed the growth of a 3 person environmental laboratory to a staff of over 70 professionals, and today Kemron's Ohio Valley Laboratory is one of the nation's largest, most respected environmental laboratories. Mr. Vandenberg is responsible for the laboratory's sales and marketing strategies, operation oversight and profit and loss performance.

     JOHN S. HEISHMAN, 32, is the Assistant Secretary/Treasurer and a Director of the Company, and is responsible for Finance and Contract Administration for the Company. He has 10 years of finance and accounting experience in both commercial and federal contracting. Mr. Heishman joined the KEMRON management team in 1996 and has brought vast experience in forecasting/budgeting, cash management, financial analysis, corporate and operational accounting. Prior to joining KEMRON, Mr. Heishman worked for Computer Sciences Corporation, and in public accounting with Ernst & Young. He has extensive knowledge of GAAP, FAR, and CAS issues. He holds a BBA in accounting from James Madison University, and is a Certified Public Accountant in Virginia.

Executive Compensation

     During the fiscal year ended May 31, 1997, no director or executive officer of the Company received cash or non-cash compensation for service to the Company. Subsequent to the fiscal year end, the Company awarded shares of its common stock to officer and director Stephen M. Siedow (150,000 shares) and to Secretary and corporate counsel John D. Brasher Jr.(150,000 shares) under the Company's 1997 Employee Stock Compensation Plan for services rendered to the Company and not otherwise compensated. Such shares were valued at a price of $.025 per share. Prior to issuance, these shares were registered under the Act under cover of a registration statement on Form S-8. Mr. Brasher and Mr. Siedow were in addition owed approximately $105,000 for services rendered and expenses advanced on behalf of the Company, which the Company intends to pay.

     On March 12, 1998, the Company awarded stock options to officers and directors (Juan J. Gutierrez: 350,000; Hector I. Hernandez, Sr.: 350,000; Heatherlynn Colburn: 400,000; Michael Goldberg: 100,000; John Dwyer: 25,000; and David Vandenberg: 25,000) under the Company's 1997 Stock Option Plan. Such options have an exercise price of $0.25 per share. Prior to issuance, these shares were registered under the Act under cover of a registration statement on Form S-8.

     PRINCIPAL SHAREHOLDERS


Beneficial Ownership Following Acquisitions

     The following table sets forth as of March 12, 1998, the names of persons who own of record, or were known by the Company to own beneficially, more than five percent of its total issued and outstanding common stock and the beneficial ownership of all such stock as of that date by executive officers and directors of the Company and all such executive officers and directors as a group. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.

                        Name and Address                    Amount & Nature          Percent
                         of Beneficial                       of Beneficial             of
Title of Class               Owner                             Ownership              Class

Common Stock,          *Juan J. Gutierrez                        3,460,001           35.9% 1, 4
$.00001 par            8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia 22182

SAME                   *Hector I. Hernandez                      2,100,000           21.8% 2, 4
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia 22182

SAME                   *Heatherlynn Colburn                      2,150,000           22.4% 3, 4
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia 22182

SAME                   *Michael Goldberg                           100,000              1%  4
                       2008 Bayview Drive
                       Ft. Lauderdale, Florida  33305

SAME                   *David Vandenberg                           191,666            1.9% 4
                       109 Starlite Park
                       Marietta, Ohio   45750

SAME                   *John M. Dwyer                              191,666            1.9% 4
                       2987 Clairmont Road, Suite 150
                       Atlanta, Georgia   30329

SAME                   *John Heishman                                  -0-             -0-
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia   22182

SAME                   Costa Real Corporation                    1,750,000             18% 3
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia   22182

SAME                   Twenty First Century Heritage Trust       1,750,000             18% 2
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia   22182

SAME                   InterAmerica Technologies, Inc.             887,778          9.1% 1
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia 22182

                       *All executive officers and
                        directors as a group (7 persons)         8,193,333         85.2%

     1 Mr. Gutierrez is the sole owner of shareholder InterAmerica Technologies, Inc., and claims beneficial ownership of shares held by that entity.

     2 Mr. Hernandez is the administrator of Twenty First Century Heritage Trust and claims beneficial ownership of shares held by the trust due to voting control possessed.

     3 Ms. Colburn is the president of Costa Real Corporation and claims beneficial ownership of shares held by that entity due to voting control possessed.

     4 Includes common shares of the Company subject to purchase upon the exercise of options granted under the Company's 1997 Compensatory Stock Option Plan, including 350,000 (Juan Gutierrez), 350,000 (Hector Hernandez), 400,000 (Heatherlynn Colburn), 100,000 (Michael Goldberg), 25,000 (John Dwyer), and 25,000 (David Vandenberg).


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         ACQUISITION OF UNRELATED COMPANIES

     The Company entered into and consummated the following Stock Exchange Agreements (collectively, the "Agreements") dated March 6, 1998, among the Company and:

     (a) Kemron Environmental Services, Inc., a New York corporation ("Kemron"), and its shareholders ("Kemron Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of Kemron and in exchange therefor issued to the shareholders of Kemron an aggregate of 3,500,000 shares of the Company's authorized but unissued common stock;

     (b) Coastline International, Inc., a Delaware corporation ("Coastline"), and its shareholders ("Coastline Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of Coastline and in exchange therefor issued to the shareholders of Coastline an aggregate of 1,750,000 shares of the Company's authorized but unissued common stock;

     (c) New Horizons, Inc., a Delaware corporation ("New Horizons"), and its shareholders ("New Horizons Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of New Horizons and in exchange therefor issued to the shareholders of New Horizons an aggregate of 1,750,000 shares of the Company's authorized but unissued common stock;

     (d) Exeter Group, Inc., a Florida corporation ("Exeter"), and its share holders ("Exeter Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of Exeter and in exchange therefor issued to the shareholders of Exeter an aggregate of 1,000,000 shares of the Company's authorized but unissued common stock;

     The shares issued pursuant to the Agreements were not registered under the Securities Act of 1933, as amended ("Act"), on the grounds that the sale, issuance and delivery of such shares were transactions not involving any public offering within the meaning of Section 4(2) of the Act. Accordingly, all such shares are deemed "restricted securities" as defined in Rule 144(a) under the Act. All certificates evidencing the shares issued pursuant to the Agreements bear a customary form of investment legend, and a stop order has been entered in the Company's transfer records in respect of such shares. No person has been granted registration rights as to any of such shares, although the Company is not prevented from registering any of such shares for resale at a later date..

     The four exchange agreements referred to above contained certain common terms and provisions, as discussed below.

Expenses

     The Company, Kemron, Coastline, New Horizons and Exeter each bore their own expenses incurred in connection with the Exchange. In the Kemron Agreement, Kemron agreed to guarantee the payment by the Company of approximately $100,000 in outstanding payables of the Company.

Representations and Warranties

     The exchange agreements contain customary representations and warranties by the parties regarding due organization and good standing, capitalization, no defaults, due authorization and similar matters. The shareholders of the acquired companies made certain representations and warranties as to their investment intent, the private nature of the transaction, the lack of any general advertising or general solicitation, the quantity and quality of information possessed by them regarding the Company, and other matters.

Indemnification

     The shareholders of the acquired companies agreed to indemnify the Company, and the Company agreed to indemnify those shareholders, from and against certain damages occurring after the closing date but arising out of events prior to the closing date, arising from breach of the exchange agreements or failure of or breach of any representations and warranties in the exchange agreements. However, the indemnity is available only to damages exceeding $10,000 in the aggregate and as to which the party claiming indemnification has received actual notice of the claim giving rise to the right to indemnification within twenty-four months of the closing date.

Reverse Split Prohibition

     In order to protect persons who were the Company's shareholders at the closing, the parties agreed that, for a period of eighteen (18) months following the closing, the Company is prohibited from effecting any reverse split of its common stock or any corporate action that would change the number of common shares of the Company into a smaller number of shares. However, this prohibition does not prevent the Company from engaging in a merger, exchange, consolidation or similar transaction with an unaffiliated entity which has the effect of reducing the number of common shares.

     BRIEF DESCRIPTION OF KEMRON ENVIRONMENTAL SERVICES, INC.

     Kemron Environmental Services, Inc. ("Kemron"), a New York corporation, was first incorporated under the name of Industrial Hygienics, Inc. (IHI) on June 3, 1975. Between 1975 and 1981, IHI operated as a stand alone industrial hygiene consulting and laboratory company on Long Island, New York. In 1981, IHI acquired Kemron Environmental Services, a division of the Borg-Warner Corporation, and changed its name to IHI-Kemron. The acquisition brought to IHI-Kemron a network of industrial hygiene and environmental laboratories in the midwest, the Ohio River Valley, and Louisiana. The Louisiana laboratory was established as early as 1952 and was the premier ambient air and emissions testing facility in the Southeast. In 1982, IHI-Kemron acquired WAPORA, which at the time was the leading Regional Mission contractor for the Environmental Protection Agency with a staff of over 100 environmental scientists located in five states throughout the eastern half of the U.S.

     IHI-Kemron was not successful in merging and consolidating its operations after the acquisitions and eventually ran into financial difficulties. Consequently, IHI-Kemron was purchased in 1983 by Juan J. Gutierrez, a Virginia based management consultant. Gutierrez reorganized the company, eliminated unprofitable operations, and guided the company back to profitability. In 1988, Gutierrez changed the name of the company from IHI-Kemron, to its name under Borg-Warner, Kemron Environmental Services,
Inc. In 1993, WAPORA, the wholly-owned subsidiary, was merged with the parent company to form the present day operating structure.

     Kemron is a full service environmental engineering and consulting company offering four distinct lines of service which include Site Investigations and Engineering; Site Remediation and Construction; Environmental Management & Permitting Assistance; and Analytical/Laboratory Services. Its consulting and Engineering Division is comprised of three operating groups located in Atlanta, GA, Marietta, OH, and Vienna, VA, serving a diverse client base such as Fortune 1000 companies, the Georgia State Department of Environmental Resources and the U.S. Army Corp of Engineers. Kemron's laboratory, also located in the heart of the Ohio River Valley in Marietta, OH, is housed in a 20,000+ square feet facility, fully equipped with state-of-the-art testing equipment capable of performing a full array of inorganic and organic testing in all types of media. The laboratory's principal clients are Fortune 1000 clients representing several sectors of the economy, as well as the U.S. Air Force and the Department of Energy's Los Alamos National Laboratory located at Los Alamos, New Mexico. The laboratory maintains a marketing office in San Antonio, Texas.

STRUCTURE OF KEMRON ENVIRONMENTAL SERVICES

     Kemron has over 120 environmental scientist, engineers and chemists organized into two operating divisions and an administrative unit. The two operating divisions are its Consulting and Engineering (CE) Division and its
Laboratory Analytical (Lab) Division.   The CE Division is headed by a
Vice-President and has three Regional Managers, one for each of the offices
identified above.   The lab is a stand-alone operation also headed by a
Vice-President.   The administrative unit consists of the President/CEO, a
Director of Finance and Contract Administration, a Director of Human Resources and support personnel for the overall administrative function. The administrative unit is based at the corporate headquarters in Vienna, VA.

DESCRIPTION OF KEMRON'S SERVICES

     Site Investigation and Engineering Services

     Kemron provides site investigations and assessment services at non-regulated contaminated sites and at sites covered by RCRA and CERCLA regulations. These investigations may included preliminary assessments, site investigations, groundwater assessments, remedial investigations and feasibility studies, and remedial action. Kemron also provides services for designing remedial action plans. Some of the plans designed and executed by Kemron have include: Closure plans for in-place capping and clean closure scenarios; Corrective action plans for groundwater programs; Plans for buried waste excavation, removal and soil remediation; Plans for building decontamination and demolition; Plans for lagoon closure; In-situ biological treatment of soil and groundwater; Underground Storage Tanks ("UST") removal; Asbestos abatement; Thermal treatment of contaminated soil; and Soil vapor extraction and air sparging.


     Site Remediation and Construction

     Kemron performs site remediation and construction services at contaminated sites regulated by RCRA and CERCLA regulation. Kemron has undertaken projects requiring groundwater treatment, soil vapor extraction, air stripping, and building decontamination, as well as more conventional methods involving soil excavation, solidification, capping, treatment and disposal. Kemron also utilizes bio-degradation technologies utilizing indigenous as well as proprietary micro-organisms to maximize remediation abilities. Using this approach, Kemron installed the first closed loop biological system permitted by the Commonwealth of Virginia and the first system permitted in the state of Maryland. Kemron also employs other approaches, such as air stripping, soil venting, soil aeration, and in-situ air sparging to remove highly volatile compounds.

     Environmental Management and Permitting

     Kemron provides environmental management services which include a full range of ecological services including: environmental assessments; wetlands delineation; endangered species studies; and terrestrial and aquatic ecological surveys. Phase I Environmental Site Assessments (ESA) are also conducted by Kemron .

KEMRON'S ANALYTICAL LABORATORY

     Kemron operates an environmental testing laboratory in Marietta, Ohio employing over 70 professionals. Kemron has experience in providing lab testing services for varying analytical programs such as NPDES, RCRA, CERCLA and OSHA. Kemron's laboratory has experience in the use of EPA, NIOSH, ASTM and APHA standards and methods. These methods have been applied to soil, water, air, biological samples, sludge and wastes.

     Kemron participates in various certification and audit programs, when available, including Federal and State Voluntary Proficiency Programs. Kemron's laboratory is accredited by the American Association for Laboratory Accreditation (A2LA), and certified by the U.S. Army Corps of Engineers, Missouri River Division and approved to perform analytical work for the U.S. Air Force AFCEE Program. Kemron is also certified by a multiple of state certification programs which include, but are not limited to the following:
Arizona, Florida, Georgia, Kansas, Maryland, Massachusetts, New Jersey, North Dakota, Ohio, South Carolina, Tennessee, Virginia, West Virginia, and Wisconsin.



     BRIEF DESCRIPTION OF NEW HORIZONS, INC.


     The Company has acquired 100% of the issued and outstanding stock of New Horizons, Inc., a Delaware corporation established in 1996 to provide oil and gas well servicing to the energy sector. At the time of the acquisition of New Horizons by the Company, New Horizons had no revenue nor operations. The Company intends to raise capital through the sale of stock, the proceeds of which will be used to capitalize the operations of New Horizons.

     New Horizons does have a signed Letter of Intent to acquire all of the assets of Vector Horizontal Ventures, L.L.C., a Nevada limited liability company currently engaged in short radius horizontal drilling services, with rights to utilize technology developed and patented by the Amoco Corporation. The Asset Purchase will transfer to New Horizons all of Vector's tangible and intangible assets, including drilling equipment, inventory of materials, existing and future contracts to provide horizontal drilling services, Vector's existing personnel, and the Amoco license. Amoco has agreed to the transfer of the Vector license directly to New Horizons upon closing the Vector Asset Purchase. In acquiring the Assets of Vector, the Company will assume approximately $500,000.00 in trade-related debt and will issue common stock and options to the present management of Vector.

     Declining production and depletion of existing reserves within the United States is causing increasing pressure on state and federal agencies to create incentives for oil and gas operators and the investment community to drill for new reserves and rework the hundreds of thousands of existing wells that are either temporarily abandoned or marginally producing. The oil and gas industry needs an inexpensive, low risk technology that will allow operators to increase existing production levels and unlock new reserves.

     Short radius horizontal drilling is rapidly becoming a chosen alternative in the re-entry and completion of oil and gas wells, to exploit the vast quantities of remaining reserves. Short radius horizontal drilling technologies, perfected by Amoco Corporation over many years of testing and commercial development, have proven to be reliable and very cost effective and are becoming widely accepted by the petroleum industry as the preferred choice for a variety of applications.

     In 1986, the United States had 635,015 producing oil wells. Daily production averaged 14 bbl oil/well and has declined since then. Current estimates place 80% of oil wells in the "stripper" class, less than 10 bbl oil/day. There are oil fields that still have energy and oil but do not produce due to some type of engineering problem. Many of these are horizontal drilling targets. Every sedimentary basin in the U.S. will have prospects.
If 10% of the stripper wells can be helped by horizontal drilling, there are about 45,000 target wells for re-entry. If the industry re-enters these existing wells and drills 450 horizontal wells per year, it will take 100 years to drill all of these prospects.

     The most popular casing used by independent operators is 4.5 inch outside diameter casing. The Amoco system is the only short radius drilling system that can drill 30 foot radii from inside 4.5 inch casing. Certainly, the potential re-entry market is very large.

     In addition to the re-entry market, there is the market for horizontal completion of new wells. The recent increases in the price of oil and gas, and the predicted future stability has increased drilling activity to levels not seen in years. Horizontal completion of wells is becoming the chosen alternative to conventional completion technologies. Industry analysts' predictions of an upward trend in oil prices, modified by the short term market cycles should provide service companies with stability and growth potential.

     Now that the petroleum industry has become much more aware of the many technical advantages and lower cost of the rotary steerable short radius horizontal system, in comparison to alternative systems such as articulated mud motors, demand for these services has suddenly skyrocketed. New Horizons will offer a full range of services to the energy sector. The subsidiary will offer turn-key services to its energy sector clientele, providing a vast array of services depending on the customized needs of the client. Several contracts are presently being negotiated for services including plugging of abandoned wells and engineering of re-entry and stimulation activities designed to enhance production. For specialized situations, the subsidiary will employ its Amoco technology, as needed. The Amoco Technology, thereby, provides a potent tool in the subsidiary's arsenal of modern technologies which will be offered to the oil, gas and coal industries.

     More traditional horizontal drilling methods will also be employed in those situations where needed. The mud motors used in medium radius horizontal drilling are in some cases the technology of choice, particularly in instances where the rotary tools of the Amoco process will not suffice. Depending on the needs of the client and the specific requirements of the formation and the geology, New Horizons will provide the best technology available coupled with efficient service.

     With the Vector Acquisition, New Horizons will have the exclusive benefit of a management team who originally fostered the successful development of these patented and proprietary technologies from the very earliest experimental prototypes nearly a decade ago. Even more importantly, the Company's senior operating personnel and service technicians have been identified, trained, and recruited on the basis of their experience and proven performance with the technology in the field. New Horizons will combine the assets and personnel of predecessor organizations in order to optimize the full range of skills and services that can be made available from a single source.

     New Horizons' personnel will have a combined experience of more than 50 years operating this short radius technology, including its early testing, development and field application. In total, New Horizons' team has been involved in the drilling of more than 200 test wells and more than 60 field applications. New Horizons' personnel have drilled wells in Oklahoma, Texas, Louisiana, Indiana, Illinois, Montana, Wyoming, North Dakota, Michigan, Ohio and West Virginia.


     BRIEF DESCRIPTION OF COASTLINE INTERNATIONAL, INC.


     Coastline International, Inc., a Delaware corporation, was incorporated on November 6, 1996, to provide innovative bio-technologies applicable to the energy and water sectors. At the time of the acquisition of Coastline by the Company, Coastline had no revenue and no operations. The Company intends to raise capital through the sale of stock, the proceeds of which will be used to capitalize the operations of Coastline.

     Coastline's licenses and distribution concessions include a unique bio-technology for the treatment of paraffin, scale, corrosion and reservoir skin damage; and a unique bio-technology for treatment of municipal, agricultural and industrial wastewater. These two principal areas will become the focus of two divisions within Coastline; Coastline Energy and Coastline Water, as further described below.

Coastline Energy

     Coastline has secured a license and distribution rights for a library of facultative anaerobic microorganisms developed by Micro-Bac International, Inc., of Austin, Texas, which increase production in individual oil and gas wells and in fields with skin damage, due to paraffin accumulations, corrosion, emulsion and scale formation. The treatment is custom designed for each individual well and field, and strains of bacteria are isolated through laboratory testing to achieve optimum performance.

     These neutrally charged marine organisms, in a saline solution of nutrients, are naturally occurring, non-pathogenic, non-toxic, non-carcinogenic, non-combustible and require no permits from the Environmental Protection Agency for storage, transportation or disposal. Environmentally, these microorganisms are as safe as any product in the industry to control and reduce skin damage.

     Paraffin, corrosion, emulsion and scale formation have resulted in significant economic losses, reducing profitability for producers and operators. The resulting skin damage can be controlled and reduced through proper treatment by locating microorganisms in the immediate formation, perforations, and in the case of most problem preventing restrictions in production streams or failures in lifting equipment. Traditional control methods for treatment involve implementing techniques such as hot oiling, paraffin cutting, chemical and condensate treatments. These techniques have been marginally successful, economically prohibitive and temporary at best. Man y of these traditional methods are dangerous from a safety standpoint and often have caused serious long term damage to the productive life of the well, especially in the case of hot oiling.

     Paraffin skin damage can either be naturally occurring or man-made due to repeated hot oil-hot water treatments down the annulus. Naturally occurring paraffin is due to a formation temperature lower than the cloud point of the fluids produced. Paraffins created by hot oil - hot water treatments can cause a large amount of skin damage due to the liquids burning off the lighter hydrocarbons and pushing the heavier ends, possibly pulled from the bottom of a stock tank, downhole. Both types of damage reduce the effective permeability and porosity at or near the formation face while a hot oil treatment can cause plugged perforations and restrictions in the wellbore.

     Since the microorganisms thrive at the oil/water or water/paraffin contact, they will naturally seek out the paraffin skin damage and gradually remediate the high carbon chain paraffins with a cloud point above the formation temperature. This remediation process will gradually biodegrade the skin damage that is interfering with the natural inflow of fluids into the wellbore and control formation of paraffin accumulations in the production system.

     Depending on the type of oil and other reservoir characteristics, the bacteria treatment will affect one or more of the following: API, viscosity, melting point and interfacial tension. The bacteria have been used successfully in the treatment of thousands of wells. A typical application will require certain equipment including a surface pump, hoses, tanks, and a truck for transportation. Depending on the proximity of the wells, one technician can treat three to four wells per hour.

     The technology is environmentally safe, is efficient and very cost effective, thereby creating a service with high profit margins for the Company, which at the same time enhances production and cures many of the prevalent production problems and difficulties experienced by oil and gas producers.

Coastline Water Services

     Coastline has secured the exclusive world-wide distribution rights to a unique bio-technology developed by Greenwave Biotech, Inc., of Beaufort, South Carolina, which has proven effective against a wide range of organic pollutant problems, provides final effluent polishing, achieves sludge digestion/stabilization tasks, and controls pathogens. The ability to reduce volatile organic materials in domestic/industrial sludge provides a cost effective solution for compliance with current regulatory waste disposal requirements.

     Many of this country's large cities are presently under cease and desist orders from the Environmental Protection Agency, for failure to control sludge and for emission of pathogens and volatile organics into the rivers and water streams. In addition, pending legislation will impose new requirements on agricultural wastewater, creating additional demand for Coastline's products and services. For years the industry has been crying out for an effective solution to the myriad of problems confronted by most municipal waste treatment plants. Many cities and municipalities are spending hundreds of millions of dollars on physical plant enhancements which for the most part do not provide a viable solution to the underlying problems. After many years of searching for a technology which will remedy these problems, the management of Coastline has found a bacteria which is effective at reducing sludge and pathogens from human and animal waste streams.

     The acquisition of Coastline allows the Company to diversify into the energy services sector, which is presently one of the most vibrant sectors in
today's economy.   The Coastline acquisition has provided to the Company
licensed and proprietary technologies for Microbial Enhanced Oil Production
(MEOP); and bio-degradation of sludge and pathogens in wastewater streams, and other bio-technological solutions to common, everyday problems. The Company anticipates synergies to be created from the cross marketing efforts of Coastline into both the energy and environmental industries, although no assurances can be given that such synergies will evolve.

BRIEF DESCRIPTION OF EXETER GROUP, INC.

     Exeter Group, Inc., a Florida corporation, was incorporated in November 1996, and began operations in 1997. Exeter offers environmental consulting services to companies bringing forth new and/or cutting edge technologies. This entails negotiating any and all permits, licensing rights,
government  registrations,   of  E.P.A , Interior, Food and Drug
Administration, OSHA, NIOSH, National Marine Fisheries Service, the US Forest Service and other regulatory agencies dealing with natural resources , primarily at the Federal level. Drawing from an extensive background in both the environmental sciences and government procedures, the Exeter management team can tailor a business plan to fit the unique requirements of a diverse clientele. The present trend towards environmentally focused laws and regulations will require companies to seek working relationships with companies such as Exeter to avoid costly delays and other obstacles.

     Exeter has the capability of doing fish and wildlife surveys, timber cruising, wetland delineation, CERCLA site development and measurement, superfund cleanup, RCRA activities dealing with development of waste dumps of Sub title C,D, and E. TOSCA and Pesticide developmental work in terms of registrations are a key part of our activities. We do work on clean water and sludge regulatory development with water and sewer authorities. Work in foreign countries include South Africa, Haiti, Dominican Republic, Bermuda, Grenada, Puerto Rico, Cameroon and others are in developmental stages. Basically, if an environmental problem exists we can analyze, set up corrective actions and execute the solutions

Item 7.     Financial Statements and Exhibits.


     (a) Financial Statements. The required financial statements are anticipated to be filed within the 60-day period permitted by Item 7(b) of Form 8-K.

     The following table sets forth selected financial information concerning the Company, and is included herein on an interim basis, pending the filing of the financial statements anticipated to be filed within the 60-day period permitted by Item 7(b) of Form 8-K:

                         WHITNEY AMERICAN CORPORATION
                        INCOME STATEMENT - COMPARATIVES
                      3RD QUARTER ENDED FEBRUARY 28, 1998

                                               FOR 3RD QUARTER ENDED FEBRUARY 28,
                                              ------------------------------------
                                                 1998         1997         1996
TOTAL REVENUES                                7,890,514    9,445,874    12,388,068

     DIRECT PURCHASED GOODS & SVCS
     SUBCONTRACTORS                           1,460,223      998,194     1,787,019
     WASTE DISPOSAL                              10,032       37,366       568,252
     MATERIALS                                   92,751      293,426       172,290
     CONSULTANTS                                  1,649        7,429        26,080
     OTHER LAB                                   49,244       80,961       192,522
     EQUIPMENT RENTAL                            48,291      244,680       110,901
                                              ------------------------------------
     SUBTOTAL PURCHASED GOODS                 1,662,190    1,662,056     2,857,064

NET SERVICE REVENUE                           6,228,324    7,783,818     9,531,004

     DIRECT COSTS
     LABOR                                      560,845    1,087,760     1,236,911
     FRINGE EXPENSE                             168,344      336,075       400,724
                                              ------------------------------------
     SUBTOTAL LABOR                             729,189    1,423,835     1,637,635

     DIRECT NON-LABOR COSTS
     TRAVEL                                      61,079      238,844       204,064
     COMMUNICATIONS                              10,215       14,013        11,393
     NON BILLABLE ODC'S                          12,449       20,832       106,669
     REPRODUCTION                                 2,820       14,304        11,645
     OTHER                                       36,998      174,404        70,831
     LAB DIRECT COST                          3,472,986    3,082,151     3,889,345
                                              ------------------------------------
     TOTAL  DIRECT NON-LABOR                  3,596,547    3,544,548     4,293,947

TOTAL LABOR AND OTHER DIRECT COSTS            4,325,736    4,968,383     5,931,582

     REGIONAL OVERHEAD                          855,544    2,070,869     2,277,169

     TOTAL SERVICE COSTS                      5,181,280    7,039,252     8,208,751

     GROSS MARGIN                             1,047,044      744,566     1,322,253

CORPORATE ALLOCATIONS
     GENERAL & ADMINISTRATIVE                   628,013    1,125,788     1,397,347
     INTEREST                                   176,594      196,752       266,586
     OTHER INCOME                                (3,231)       1,521        19,742
                                              ------------------------------------
TOTAL CORPORATE ALLOCATIONS                     807,838    1,321,019     1,644,191

INCOME BEFORE TAX BENEFIT                       239,206     (576,453)     (321,938)
                                              ====================================

     The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements, anticipated to be filed within the 60-day period permitted by Item 7(b) of Form 8-K.

     (b) Pro Forma Financial Information. The required pro forma financial information is anticipated to be filed within the 60-day period permitted by
Item 7(b) of Form 8-K.

     (c) Exhibits. The following documents are filed as exhibits to this report on Form 8-K, or have been incorporated by reference to another registration statement, report or document. References in the list of exhibits to the "Company" refer to Whitney American Corporation.

10.1 Stock Purchase Agreement dated March 6, 1998, among the Company, Kemron Environmental Services, Inc., a New York corporation, and the shareholders of Kemron Environmental Services, Inc.

10.2 Stock Purchase Agreement dated March 6, 1998, among the Company, Coastline International, Inc., a Delaware corporation, and the shareholders of Coastline International, Inc.

10.3 Stock Purchase Agreement dated March 6, 1998, among the Company, New Horizons, Inc., a Delaware corporation, and the shareholders of New Horizons, Inc.

10.4 Stock Purchase Agreement dated March 6, 1998, among the Company, Exeter Group, Inc., a Florida corporation, and the shareholders of Exeter Group, Inc.


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: March 25, 1998

     WHITNEY AMERICAN CORPORATION




By
  ------------------------------------------
  Juan J. Gutierrez, Chief Executive Officer